UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2006 CALIFORNIA FIRST NATIONAL BANCORP (Exact Name of Registrant as Specified in its Charter)
CALIFORNIA (State or other Jurisdiction of Incorporation)	000-15641 (Commission File Number)	33-0964185 (IRS Employer Identification No.)
18201 VON KARMAN AVENUE, SUITE 800, IRVINE, CA 92612 (Address of Principal Executive Offices, Including Zip Code) Registrant's telephone number, including area code: (949) 255-0500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

(a) Dismissal of Accountant

On May 22, 2006 (the "Notice Date"), the Audit Committee of the Board of Directors of California First National Bancorp (the "Company") notified PricewaterhouseCoopers LLP ("PwC") that it had been dismissed as the Company's independent registered public accounting firm, effective immediately. The decision to dismiss PwC was made by the Audit Committee.

The reports of PwC on the consolidated financial statements for the Company for its fiscal years ended June 30, 2005, and June 30, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. As noted below, however, the Company reported in a Report on Form 8-K filed May 16, 2006 (the "5/16/06 Form 8-K"), that such previously issued consolidated financial statements should no longer be relied upon and would be restated to properly classify and present certain information in conformity with Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" ("SFAS No. 95"). As such, the reports of PwC thereon should similarly no longer be relied upon.

During the two years ended June 30, 2005, and from June 30, 2005 through May 22, 2006, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years. Furthermore, there were no "reportable events" described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, during the two years ended June 30, 2005, or through May 22, 2006, except as described in the sixth and seventh paragraphs of this section.

On May 16, 2006, management and the Audit Committee of the Company made the determination that the Company would amend and restate the financial statements for the fiscal years ended June 30, 2005, 2004 and 2003 contained in the Company's Form 10-K for the fiscal year ended June 30, 2005 and the interim financial statements contained in its Form 10-Qs for the quarters ended September 30, 2005 and 2004, December 31, 2005 and 2004 and March 31, 2005 to properly classify and present certain information in conformity with SFAS No. 95. The Company is still compiling the effect of this classification change on its Consolidated Statements of Cash Flows. The change in presentation to conform to SFAS No. 95 would have no effect on previously reported total cash and cash equivalents, total cash flows, the consolidated statement of earnings, balance sheets, or stockholder's equity for any period.

In light of the restatement discussed above, the Company filed the 5/16/06 Form 8-K addressing Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review. In the 5/16/06 Form 8-K, the Company stated that it was reassessing the effectiveness of its disclosure controls and procedures relating to the process for the preparation and review of the consolidated statements of cash flows and whether this restatement reflects a material weakness in its disclosure controls and procedures. It further advised that the decision to restate the previously issued financial statements and the matters disclosed in the filing of the 5/16/06 Form 8-K had been discussed with PwC.

In its 5/16/06 Form 8-K, the Company also reported that management and the Audit Committee were reviewing the Company's accounting for lease extensions booked as sales-type leases. This review is still in process and the Company has not yet determined if any change to the Company's previously reported results is required, or the amount of any adjustments, if any. Based on its review since filing the 5/16/06 Form 8-K, management believes that certain lease extensions classified as sales-type leases should have been accounted for as operating leases, and is evaluating the impact of the reclassification. The difference in lease classification would primarily result in different timing of income recognition within a typical twelve-month extension term, and a change in classification of such leases on the balance sheet from Net Investment in capital leases to Property on operating leases and of some income from Direct finance income to Operating and sales-type lease income. The Company intends to complete the analysis of its accounting for sales-type leases and all related issues as soon as possible, including an evaluation of its methodology and its disclosure controls and procedures relating to the accounting for lease extensions. If the determination is made that any adjustments are appropriate, any such adjustments will be made in appropriate filings.

PwC has advised management and the Audit Committee that its position with respect to accounting for lease extensions as sales-type leases currently differs from the Company's historical method. Furthermore, PwC has indicated that it will not accept the Company's method of booking and recognizing income on lease extensions classified as sales-type leases without the Company demonstrating that the Company's approach produces results that are substantially equivalent to, or not materially different from, results under the methodology PwC believes is appropriate. Finally, PwC has advised the Audit Committee that it believes that any restatement of previously issued financial statements is a strong indicator of a material weakness in the Company's internal controls over financial reporting. PwC's advice to the Audit Committee and management may be deemed a "reportable event" as defined in Item 304(a)(1)(v)(C) of Regulation S-K that if further investigated might, independent of the cash flow restatement discussed in this Report, result in further material adjustments to the Company's consolidated financial statements referred to in the fourth paragraph of this section. Due to its dismissal, PwC has not conducted such further investigation. The Company has authorized PwC to respond fully to the inquiries of the successor accountant (Vavrinek, Trine, Day & Co., LLP) with respect to this matter and its advice.

The Company requested that PwC furnish it with a letter addressed to the SEC stating whether or not PwC agrees with the statements made by the Company set forth above, and if not, stating the respects in which PwC did not agree. The Company provided PwC with a copy of the foregoing disclosures. PwC has furnished a letter addressed to the SEC dated May 26, 2006, a copy of which is attached hereto as Exhibit 16.1.

(b) Engagement of New Accountant

On May 23, 2006, the Audit Committee engaged Vavrinek, Trine, Day & Co., LLP ("VTD") as the Company's new independent registered public accounting firm. During the fiscal years ended June 30, 2005 and 2004, and through the date of engagement of VTD, the Company has not consulted with VTD on items which (1) related to the application of accounting principles to a specified transaction (proposed or completed) by the Company, or the type of audit opinion that might be rendered on the Company's financial statements, and resulted in a written report being provided by VTD to the Company or oral advice being provided by VTD to the Company that VTD concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On May 23, 2006, California First National Bancorp received a notice from the staff of The Nasdaq Stock Market stating that the Company is not in compliance with Marketplace Rule 4310(c)(14) because it has not timely filed its Form 10-Q for the period ended March 31, 2006 (the "March 31, 2006 Form 10-Q"). The notice states that due to such noncompliance, the Company's common stock will be subject to delisting. The Company issued a press release on May 26, 2006 disclosing its receipt of this Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Nasdaq Staff Determination notice indicated that the Company's securities will be delisted from the Nasdaq Stock Market unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel (the "Panel"). CFNB submitted a request for a hearing before the Panel on May 26, 2006 to appeal the Nasdaq staff's determination. The hearing request will automatically stay the delisting of the Company's common stock pending the Panel's decision. There can be no assurance, however, that the Panel will grant CFNB's request for continued listing, or that CFNB's common stock will not be delisted. Until compliance with NASDAQ's Marketplace Rules is re-established, the trading symbol for CalFirst Bancorp may be changed from "CFNB" to "CFNBE" by the Nasdaq Stock Market.

Item 9.01. Financial Statements and Exhibits.

        (d)    Exhibits.

              Exhibit No.                                                  Description

          16.1     Letter, dated May 26, 2006, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

          99.1    Press Release dated May 26, 2006.

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CALIFORNIA FIRST NATIONAL BANCORP
S. Leslie Jewett /s/ S. Leslie Jewett Chief Financial Officer
Date: May 26, 2006